Example Template : 77O







DEUTSCHE CAPITAL GROWTH VIP



N-Sar July 1, 2015 - December 31, 2015







Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From

Square Inc.	SQ	11/19/2015	65,065	$9.0
	$243,000,000	65,065	0.0024		GS
	GOLDMAN SACHS INTERNATIONAL LTD.


Blue Buffalo Pet Products	09531U102
	7/21/2015	10,637	$20.0	$530,700,000
	10,637	0.0004		JPM, CITI, BCLY, DB
	CITI



	Example Template : 77O



DEUTSCHE BOND VIP

N-Sar July 1, 2015 - December 31, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Ball Corp	058498AU0	12/2/2015	5,000
	$100.0	$1,000,000,000	5,000	0.0000
	DB,GS,KBCM,ML	GOLDMAN SACHS
PSPC Escrow II Corp	69368QAA1	11/3/2015
	5,000	$100.0	$500,000,000	5,000	0.0000
	CS	CREDIT SUISSE SECURITIES (USA)
Hewlett Packard Enterprise Co	42824CAP4
	9/30/2015	85,047	$99.73
	$14,600,000,000	85,047	0.0000
	BAC,CITI,DB,GS,JPM	GS
Hewlett Packard Enterprise Co	42824CAR0
	9/30/2015	45,000	$99.93
	$14,600,000,000	45,000	0.0000
	BAC,CITI,DB,GS,JPM	GS
McGraw Hill Financial Inc	580645AL3
	8/13/2015	45,000	$99.65	$2,000,000,000
	45,000	0.0000		BAC,CITI,DB,JPM,MIZS,
GS	GS


	Example Template : 77O



DEUTSCHE CORE EQUITY VIP

N-Sar July 1, 2015 - December 31, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Blue Buffalo Pet Products	09531U102
	7/21/2015	2,498	$20.0	$530,700,000
	2,498	0.0001		JPM, CITI, BCLY, DB
	CITI